UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

201 Mission Street, Suite 2375
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On November 13, 2019, Jaguar Health, Inc. (“Jaguar” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors (the “Offering”), pre-funded warrants to purchase up to an aggregate of 2,222,223 shares of the Company’s common stock (“Common Stock”) at an offering price of $0.80 per share (the “Pre-Funded Warrants”), which when added together with the exercise price of $0.01 per share, equals the Minimum Price as defined under Nasdaq Listing Rule 5635(d).  The gross proceeds from the Offering were approximately $1.8 million before deducting offering expenses.  The the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants (the “Warrant Shares”) are being offered by the Company pursuant to a registration statement on Form S-3 (333-220236), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 14, 2017 (the “Registration Statement”), including the related base prospectus contained therein and a prospectus supplement that the Company intend to file on or about November 13, 2019.

The Pre-Funded Warrants were issued to Investors whose purchase of shares of Common Stock in the Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering, in lieu of shares of Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.01 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants provide that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of Common Stock beneficially owned by the Investor does not exceed 9.99% (or, upon election by an Investor prior to issuance of any Pre-Funded Warrants, 9.99%) of the total number of shares of Common Stock then issued and outstanding.

The foregoing summary of the Pre-Funded Warrants and the Purchase Agreement, do not purport to be complete and are subject to, and qualified in their entirety by the form of Pre-Funded Warrant and the Purchase Agreement attached as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion and consent of Reed Smith LLP addressing the validity of the Pre-Funded Warrants and the Warrant Shares is filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Common Stock Purchase Warrant.

5.1	Opinion of Reed Smith LLP.

10.1	Securities Purchase Agreement, dated November 13, 2019, by and between Jaguar Health, Inc. and the purchasers named therein.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: Novemer 14, 2019	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President & Chief Executive Officer

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